Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Metroplex Capital, Inc. of our report, dated March 5, 2004, appearing in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

McGladery & Pullen, LLP

Dallas, Texas
September 16, 2005